UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 22, 2014, NeoGenomics, Inc. (“NeoGenomics” or the “Company”) entered into a Second Amended and Restated Strategic Laboratory Services Agreement (the “Agreement”) with Florida Cancer Specialists, P.L. (“FCS”). Under the terms of the Agreement, FCS agreed that, subject to certain exceptions, it would first offer to have NeoGenomics perform all cytogenetics and molecular testing services on cancer specimens from FCS’s 72 practice locations before either performing such services in its own laboratory or referring such specimens to other laboratories. FCS also agreed, subject to certain exceptions, that it would first offer to have NeoGenomics perform any other cancer genetic testing services not otherwise performed by FCS’s internal laboratory before referring such specimens to other laboratories. NeoGenomics agreed to perform all accessioning and customer service functions and provide certain other services relating to cancer genetics testing for all of FCS’s practice locations. The Agreement extends the current contract through December 31, 2015, but will automatically renew for additional one year terms thereafter, unless either party gives the other party six months’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George A. Cardoza
George A. Cardoza
Chief Financial Officer

Date: April 22, 2014